Exhibit 10.3

ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT (this “Agreement”) is made and entered into effective as of the 26th day of March, 2009 (the “Effective Date”) by and between Baptist Community Services, a Texas non-profit corporation (“BCS”), and Amarillo National Bank (“ANB”), and acknowledged and consented to by NaturalShrimp Holdings, Inc., a Delaware corporation (the “Company”) and High Plains Christian Ministries Foundation (the “Guarantor”).  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Note, Business Loan Agreement, Warrant or Related Transaction Documents (as such terms are defined below).

RECITALS

WHEREAS, ANB, the Company, NaturalShrimp Corporation, a Delaware corporation, NaturalShrimp International, Inc., a Delaware corporation, Natural Shrimp San Antonio, L.P., a Texas limited partnership (“Partnership”, which was subsequently merged into NaturalShrimp Corporation), Shirley Williams, Gerald Easterling and Mary Ann Untermeyer (collectively, the “Controlling Shareholders”) and the Guarantor, are or were parties to that certain Business Loan Agreement dated September 13, 2005, as amended and modified by the certain Consent Agreement, dated as of October 13, 2006, by and among the same parties (collectively, the “Business Loan Agreement”) a copy of which is attached hereto as Exhibit A, pursuant to which ANB purchased from and the Company issued to ANB a secured promissory note, dated September 13, 2005, in the original principal amount of $1,500,000, a copy of which is attached hereto as Exhibit B-1 (such secured promissory note, as modified as provided below, the “Note”);

WHEREAS, WHEREAS, subsequent to the closing of the Business Loan Agreement, the Note was modified by that certain Change In Terms Agreement dated September 16, 2006 (a copy of which is attached hereto as Exhibit B-2, whereby the principal amount of the Note was increased to $2,000,000 and the maturity date was extended to September 13, 2008;

WHEREAS, the Company’s obligations under the Note are secured by security interests granted pursuant to that certain Security Agreement dated September 13, 2005, a copy of which is attached hereto as Exhibit C (the “Security Agreement”), and pursuant to which Financing Statements on Form UCC-1 were filed with the Secretary of State of the State of Delaware on September 14, 2005 as Filing No. 5285019 7 and Filing No. 5285869 5 and with the Secretary of State of the State of Texas on September 14, 2005 as Filing No. 05-0028758025 and Filing No. 05-0028758469 and on December 15, 2005 as Filing No. 05-0038319150 and Filing No. 05¬0038319261, copies of which is also attached hereto as Exhibit C (collectively, the “UCC-1 Financing Statements”);

WHEREAS, in connection with the closing of the Business Loan Agreement, and to induce ANB to enter into the Business Loan Agreement and purchase the Note, the Guarantor and ANB entered into that certain Commercial Guaranty Agreement dated September 13, 2005, a copy of which is attached hereto as Exhibit D (the “Guaranty”);

WHEREAS, in connection with the closing of the Business Loan Agreement, and to induce ANB to enter into the Business Loan Agreement and purchase the Note, the Company issued to the Guarantor a Warrant to purchase shares of the Company’s Common Stock, a copy of which is attached hereto as Exhibit E (the “Warrant”);

WHEREAS, in connection with the closing of the Business Loan Agreement, and to induce ANB to enter into the Business Loan Agreement and purchase the Note, ANB, the Guarantor and each limited partner of the Partnership entered into a respective Subordination Agreement dated September 13, 2005 for the benefit of ANB and the Guarantor, copies of which are attached hereto as Exhibit F (together, the “Subordination Agreements” and each a “Subordination Agreement”);

WHEREAS, in connection with the closing of the Business Loan Agreement, and to induce ANB to enter into the Business Loan Agreement and purchase the Note, ANB, the Guarantor and each of the Controlling Shareholders and the Company entered into a respective Pledge Agreement dated September 13, 2005 for the benefit of ANB and the Guarantor, copies of which are attached hereto as Exhibit G (together, the “Pledge Agreements” and each a “Pledge Agreement”) and which, collectively with the Security Agreement, UCC-1 Financing Statements, Guaranty, Subordination Agreements and any ancillary documents related to all of the foregoing, shall be referred to through this Agreement as the “Related Transaction Documents”); and

WHEREAS, BCS desires to purchase from ANB, and ANB desires to sell and assign to BCS, all of ANB’s right, title and interest in and to the Note and Related Transaction Documents on and subject to the terms and conditions set forth in the Agreement.

NOW THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ANB and BCS, intending to be legally bound, hereby agree as follows:

1. Assignment and Acceptance.

(a) ANB does hereby sell, convey, assign, transfer, set over, deliver and confirm unto BCS, and BCS’s permitted successors and assigns, as is, where is, with all faults and (except for the specific warranties and representations of ANB set forth in Section 2 below) without any warranty, representation or recourse, express or implied, all of ANB’s right, title and interest in and to (i) the Note, including all moneys now due or hereafter to become due to ANB under the Note; (ii) the Business Loan Agreement and (iii) the Related Transaction Documents (the “Assignment “).

(b) BCS hereby (i) accepts the foregoing Assignment as is, where is, with all faults and (except for the specific warranties and representations of ANB set forth in Section 2 below) without any warranty, representation or recourse against ANB, express or implied, and hereby assumes any and all liabilities and obligations of ANB under the Note, the Business Loan Agreement and Related Transaction Documents arising from and after the Effective Date of this Agreement and (ii) agrees to pay to ANB on the Effective Date in immediately available funds, and concurrently with and as a condition of the Assignment, the sum of Two Million Four Thousand Eight Hundred Nineteen Dollars and Fifty-Six Cents ($2,004,819.56) (the “Purchase Price”).

(c) In consideration of payment of the Purchase Price to ANB by BCS, at the closing, ANB shall deliver to BCS the original Note and all Collateral (as such term is defined in the Security Agreement) held, directly or indirectly, by ANB securing the Company’s obligations under the Note pursuant to the terms of the Business Loan Agreement or any of the Related Transaction Documents.

2. Representations and Warranties of ANB.  ANB represents, warrants and covenants with and to BCS, as of the Effective Date, that:

(a) ANB (i) is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed and has the requisite power and authority to carry on its business as now conducted and (ii) is duly qualified to transact business and is in good standing in each jurisdiction in which the nature of its business or ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a material adverse effect;

(b) ANB has the requisite power and authority to execute this Agreement and to perform its obligations hereunder and this Agreement has been duly executed and delivered by ANB and, assuming due execution and delivery by BCS, constitutes a valid and binding obligation of Assignor, enforceable against such Assignor in accordance with its terms;

(c) the execution and delivery of this Agreement by ANB and the performance by it of its obligations hereunder have been duly authorized by all necessary corporate action on its part;

(d) this Agreement does not conflict with any law, agreement, or obligation by which ANB is bound.  No consent or approval of any party is required in connection with the execution, delivery or performance of this Agreement;

(e) there are no events or circumstances which currently, or with the passage of time or the giving of notice or both, constitute an Event of Default (as such term is defined in the Note);

(f) ANB is the sole holder of all right, title and interest in the Note, the Business Loan Agreement and Related Transaction Documents to be assigned to BCS hereunder;

(g) ANB has not heretofore assigned, transferred, disposed of, pledged or otherwise encumbered its right, title and interest in the Note, Business Loan Agreement or Related Transaction Documents;

(h) ANB has not heretofore assigned, transferred, disposed of, pledged or otherwise encumbered its security interest in the Collateral;

(i) upon consummation of the transaction contemplated by this Agreement, there shall be no further outstanding indebtedness of the Company to ANB nor shall ANB hold any equity or other interest in the Company or any claim against the Company;

(j) there are no claims for brokerage commissions, finder’s fees or other compensation of any kind in connection with the transaction contemplated by this Agreement based upon any arrangement or agreement made by or on behalf of ANB;

(k) there are no actions, suits, proceedings, judgments or orders outstanding or pending before any court, arbitration panel, or governmental agency or instrumentality, domestic or foreign, that would or might foreseeably adversely affect the performance by ANB of this Agreement or the consummation and effect of the transaction contemplated hereby;

(l) as of the Effective Date, and after giving effect to the transaction contemplated hereby, ANB shall not be “insolvent” as such term is defined in 11 U.S.C. §101(32);

(m) no default or breach by ANB exists under the terms of the Note, the Business Loan Agreement or Related Transaction Documents; and

(n) no amount of the purchase price is required, under applicable law, to be withheld for tax purposes or paid or remitted by BCS to any U.S. or other taxing authority.

3. Limitation of Representations and Warranties of ANB.  Notwithstanding anything to the contrary in this Agreement, ANB makes no representation, warranty, guaranty, promise or assurance, whether written or oral, statutory, express or implied, concerning:

(a) the validity, binding effect and enforceability under applicable law of the Note, Business Loan Agreement or Related Transaction Documents as against the parties thereto;

(b) the business, assets, financial affairs or prospects of the Company, including the ability of BCS, or his successors or assigns, to collect from the Company the principal, interest or any other amounts that may now be due and owing to ANB or hereafter due and owing to BCS under the Note, Business Loan Agreement and Related Transaction Documents;

(c) the effect of any action, inaction or failure to act by ANB under the Note, Business Loan Agreement and Related Transaction Documents on the ability of BCS, or his successors and assigns, to enforce the Note, Business Loan Agreement and Related Transaction Documents;

(d) the existence of, or the Company’s title to, any of the Collateral;

(e) the creation or perfection of any security interest in the Collateral, or that the description of the Collateral reasonably identities what is described, within the meaning of Section 9 of the Uniform Commercial Code as in effect in the State of Texas and the State of Delaware; and

(f) the priority of any security interest created in the Collateral pursuant to the Note, Business Loan Agreement and Related Transaction Documents.

4. Representations, Warranties and Covenants of BCS.  BCS represents, warrants and covenants with and to ANB, as of the Effective Date, that:

(a) BCS (i) is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed and has the requisite power and authority to carry on its business as now conducted and (ii) is duly qualified to transact business and is in good standing in each jurisdiction in which the nature of its business or ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a material adverse effect;

(b) BCS has the requisite power and authority to execute this Agreement and to perform its obligations hereunder and this Agreement has been duly executed and delivered by BCS and, assuming due execution and delivery by ANB, constitutes a valid and binding obligation of Assignor, enforceable against such Assignor in accordance with its terms;

(c) the execution and delivery of this Agreement by BCS and the performance by it of its obligations hereunder have been duly authorized by all necessary corporate action on its part;

(d) this Agreement does not conflict with any law, agreement, or obligation by which BCS is bound.  No consent or approval of any party is required in connection with the execution, delivery or performance of this Agreement;

(e) BCS will observe and perform any obligations of ANB arising from and after the Effective Date of this Agreement under the terms of the Note, Business Loan Agreement and Related Transaction Documents, and, by executing below, the Company acknowledges that, following the transaction contemplated by this Agreement, the Company has no claim of any kind against ANB under the Note, Business Loan Agreement and Related Transaction Documents; and

(f) as of the Effective Date, and after giving effect to the transaction contemplated hereby, BCS shall not be “insolvent” as such term is defined in 11 U.S.C. §101(32).

5. Closing Actions and Deliveries; Further Assurances.

(a) Upon the payment of the Purchase Price, the Warrant shall be terminated and of no further force and effect.

(b) Upon the payment of the Purchase Price, the Guaranty shall be terminated and of no further force and effect, and ANB and BCS each hereby waives and forever releases the Guarantor from any and all claims and causes of action of any kind against the Guarantor with regard to the Guaranty.  As of the Effective Date all references to the Guarantor and the Guaranty in the Business Loan Agreement or Related Transaction Documents shall be deemed to be deleted.

(c) Prior to the date hereof, ANB will have delivered to BCS such Financing Statements on Form UCC-3 or such other documentation which Transferee’s counsel deems necessary to transfer any and all security interests which ANB may have in the Collateral, including, without limitation, the security interests evidenced by the UCC-1 Financing Statements.

(d) In addition to the foregoing, at the request of BCS at any time and from time to time, ANB shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as BCS’s counsel may in good faith deem necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions and purposes of this Agreement, the Business Loan Agreement and Related Transaction Documents, including but not limited to the financing statements to be filed pursuant to any documents guaranteeing indebtedness, assuming performance of obligations, subordinating indebtedness or granting security of Collateral to BCS.

6. Severability.  If any provision of this Agreement is held or determined to be invalid or unenforceable, the balance of this Agreement will remain in effect.  In such event, the parties will negotiate in good faith replacement provisions that will be valid and enforceable and that provide the same or substantially similar economic effect as provided by the invalid or unenforceable provisions.

7. Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

8. Governing Law.  This Agreement will be governed in all respects by the internal laws of the State of Texas as applied to agreements entered into among Texas residents to be performed entirely within Texas, without regard to Texas conflicts-of-law principles.  The parties hereto submit to the exclusive jurisdiction of the courts of general jurisdiction of the State of Texas and the federal courts of the United States located in the City of Amarillo, Texas with regard to any action to enforce or interpret this Agreement.

9. Entire Agreement; Amendment Waiver, and Termination.  This Agreement represent the entire understanding and agreement among the Parties with respect to the subject matter hereof, except with respect the agreement between BCS and the Foundation assigning the Foundation’s rights under the Deed of Trust and Security Agreement to BCS, and can be amended, supplemented or changed, and any provision hereof can be waived, only by a written instrument making specific reference to this Agreement signed by each of BCS and ANB.  The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.  No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  Unless specifically set forth herein to the contrary, all remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

10. Company Acknowledgment.  By executing below, the Company acknowledges, agrees and consents to the terms of the transaction referenced herein and further represents and warrants to BCS that the Company does not have, and hereby waives and forever releases ANB from, claims of any kind against ANB with regard to the Note, the Business Loan Agreement, or the Related Transaction Documents.  The Company explicitly waives, and forever releases BCS from, any right to claim against BCS with regard to any action or inaction of ANB prior to the Effective Date or in any way related to the transaction contemplated by this Agreement.

11. Authorized Execution.  The individuals executing below on behalf of each of the parties are duly authorized to execute on behalf of the applicable party and to bind the party thereby.

12. Headings.  The headings in this Agreement are for the purpose of reference only and shall not limit or otherwise affect the meaning thereof.

13. Counterparts.  This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[Signatures Page Follows]

IN WITNESS WHEREOF, the parties have executed this Assignment Agreement as of the date first written above.

Amarillo National Bank By: Name: (print) Title: Address:P.O. Box 1 Amarillo, Texas 79105 Attn: Commercial Loans
Baptist Community Services By: Nan: (print) Title: Address:701 Park Place Amarillo, Texas 79109

This Agreement is expressly agreed to for the purposes of Section 5 acknowledged in all regards and the Assignment (as defined above) is hereby consented to this 26th day of March, 2009:

NaturalShrimp Holdings, Inc. By: Name: (print) Title: Address:2068 N. Valley Mills Drive Waco, Texas 76110
High Plains Christian Ministries Foundation By: Name: (print) Title: Address:701 Park Place Amarillo, Texas 79109